===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                  ------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 17, 1999

                              Tredegar Corporation
               (Exact Name of Registrant as Specified in Charter)



          Virginia                        1-10258                54-1497771
(State or Other Jurisdiction           (Commission             (IRS Employer
        of Incorporation)               File Number)         Identification No.)




1100 Boulders Parkway Richmond, Virginia                                 23225
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:    (804)-330-1000


================================================================================

Item 2.           Acquisition or Disposition of Assets

         This Amendment No. 1 to the Form 8-K dated May 25, 1999, is being filed by Tredegar Corporation ("Tredegar") to provide required financial statements and pro forma financial information related to its acquisition of Exxon Chemical Company's plastic films business ("Exxon Films") on May 17, 1999. This acquisition was structured as an asset purchase. This amendment also includes selected pro forma financial information on the effects of other acquisitions made by Tredegar from the beginning of 1998 through the acquisition of Exxon Films.

         Information provided in this Form 8-K amendment includes forward-looking statements based on Tredegar's beliefs, assumptions and currently available information. Due to potential changes in a variety of business and economic conditions, actual results may differ materially from those anticipated in forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

                                                                                           Page
         Report of independent accountants                                                   3
         Statements of income for the:                                                       4
                 Three  months  ended  March 31,  1999 and 1998  (unaudited)  12 months ended March 31, 1999  (unaudited)  Years ended  December
                 31, 1998 and 1997
         Statements of net assets as of:                                                     5
                 March 31, 1999 (unaudited)
                 December 31, 1998 and 1997
         Statements of cash flows for the:                                                   6
                 Three  months  ended  March 31,  1999 and 1998  (unaudited)  12 months ended March 31, 1999  (unaudited)  Years ended  December
                 31, 1998 and 1997
         Notes to financial statements (quarterly data and 12 months ended March 31,      7-11
         1999, information unaudited)

                                       2

(b)      Unaudited Pro Forma Financial Information for Tredegar.

                                                                                            Page
         Introduction to pro forma financial information                                   12-13
         Pro forma  consolidated  statements  of income for the  acquisition  of
         Exxon Films for the:
                 Three months ended March 31, 1999 and 1998                                14-15
                 12 months ended March 31, 1999                                              16
                 Year ended December 31, 1998                                                17
         Pro forma consolidated balance sheet for the acquisition of Exxon Films as of       18
         March 31, 1999
         Other selected pro forma financial information for acquisitions made by
         19-22 Tredegar from the beginning of 1998 through May 17, 1999
         Notes to pro forma financial information                                          23-25

(c)      Exhibits.

         None.

         REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Board of Directors of Tredegar Corporation:

         In our opinion, the accompanying statements of net assets and the related statements of income and cash flows present fairly, in all material respects, the financial position of the films business of Exxon Chemical Company ("Exxon Films"), a division of Exxon Corporation, at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Exxon Films' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Richmond, Virginia
March 4, 1999

                  The Films Business of Exxon Chemical Company
                              Statements of Income
                                 (In Thousands)


                                                   Three Months          12 Months
                                                  Ended March 31           Ended             Years Ended
                                                   (Unaudited)            March 31,           December 31
                                               --------------------         1999          -------------------
                                                 1999      1998          (Unaudited)        1998      1997
                                               -------- -----------      -----------      --------- ---------

Net sales                                      $ 30,345   $ 25,156       $ 114,327        $ 109,138 $ 107,511

Costs and expenses:
    Cost of goods sold                          21,700      19,550          84,842          82,692    85,535
    Selling, general and administrative          1,702       1,674           7,092           7,064     6,859
    Research and development                       567         484           2,010           1,927     1,905
    Loss on property disposals                       -           -               -               -     2,644
                                               -------- -----------    ------------       --------- ---------
       Total                                    23,969      21,708          93,944          91,683    96,943
                                               -------- -----------    ------------       --------- ---------
Income before income taxes                       6,376       3,448          20,383          17,455    10,568
Income taxes                                     2,385       1,290           7,623           6,528     3,952
                                               -------- -----------    ------------       --------- ---------
Net income                                     $ 3,991     $ 2,158        $ 12,760        $ 10,927   $ 6,616
                                               ======== ===========    ============       ========= =========


                 See accompanying notes to financial statements.

                  The Films Business of Exxon Chemical Company
                            Statements of Net Assets
                                 (In Thousands)

                                                         March 31,
                                                           1999               December 31,
                                                         (Unaudited)      1998              1997
                                                        ------------   ------------       ---------
Assets:
Current assets:
    Accounts and notes receivable                         $ 12,620        $ 11,890         $ 9,820
    Inventories                                              9,709           8,804           5,171
    Prepaid expenses and other                                 230             490             970
                                                        -----------    ------------       ---------
       Total current assets                                 22,559          21,184          15,961
                                                        -----------    ------------       ---------
Property, plant and equipment, at cost                     100,015          99,527          98,940
Less accumulated depreciation and amortization              35,774          34,891          33,144
                                                        -----------    ------------       ---------
       Net property, plant and equipment                    64,241          64,636          65,796
                                                        -----------    ------------       ---------
       Total assets                                         86,800          85,820          81,757
                                                        -----------    ------------       ---------
Liabilities:
Current liabilities:
    Accounts payable                                         2,370           2,190             890
    Accrued expenses:
       Vacation                                                976           1,122           1,196
       Other                                                   220             170             210
                                                        -----------    ------------       ---------
       Total current liabilities                             3,566           3,482           2,296
Deferred income taxes                                       18,489          19,139          17,543
                                                        -----------    ------------       ---------
       Total liabilities                                    22,055          22,621          19,839
                                                        -----------    ------------       ---------
Net assets                                                $ 64,745        $ 63,199        $ 61,918
                                                        ===========    ============       =========

                 See accompanying notes to financial statements.

                  The Films Business of Exxon Chemical Company
                            Statements of Cash Flows
                                 (In Thousands)


                                                   Three Months           12 Months
                                                  Ended March 31           Ended             Years Ended
                                                   (Unaudited)            March 31,          December 31
                                               --------------------         1999          -------------------
                                                 1999      1998          (Unaudited)        1998      1997
                                               -------- -----------    ---------------    --------- ---------
Cash flows from operating activities:
    Net income                                 $ 3,991     $ 2,158        $ 12,760        $ 10,927   $ 6,616
    Adjustments for noncash items:
       Depreciation                              1,158       1,142           4,603           4,587     4,634
       Deferred income taxes                      (650)        (77)          1,023           1,596      (211)
       Loss on property disposals                    -           -               -               -     2,644
    Changes in assets and liabilities:
       Accounts and notes receivable              (730)     (1,440)         (1,360)         (2,070)    3,200
       Inventories                                (905)     (2,909)         (1,629)         (3,633)     (955)
       Prepaid expenses and other                  260         800             (60)            480       930
       Accounts payable                            180         820             660           1,300       530
       Accrued expenses                            (96)         30            (240)           (114)       92
                                               -------- -----------    ------------       --------- ---------
       Net cash provided by operating
         activities                              3,208         524          15,757          13,073    17,480
                                               -------- -----------    ------------       --------- ---------
Cash flows from investing activities:
    Capital expenditures                          (760)     (1,289)         (2,774)         (3,303)   (3,141)
    Proceeds from property disposals                 -           -              18              18       446
                                               -------- -----------    ------------       --------- ---------
       Net cash used in investing
         activities                               (760)     (1,289)         (2,756)         (3,285)   (2,695)
                                               -------- -----------    ------------       --------- ---------
Cash flows from financing activities:
    Net (distributions to) contributions
       from Exxon Chemical Company              (2,448)        765         (13,001)         (9,788)  (14,785)
                                               -------- -----------    ------------       --------- ---------
       Net cash (used in) provided by
         financing activities                   (2,448)        765         (13,001)         (9,788)  (14,785)
                                               -------- -----------    ------------       --------- ---------
Increase (decrease) in cash                          -           -               -               -         -
Cash at beginning of period                          -           -               -               -         -
                                               -------- -----------    ------------       --------- ---------
Cash at end of period                          $     -  $        -     $         -        $      -  $      -
                                               ======== ===========    ============       ========= =========

                 See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
The Films Business of Exxon Chemical Company, a Division of Exxon Corporation (Quarterly Data, 12 Months Ended March 31 1999, Information and Note 6 Unaudited) (In Thousands)

1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Organization and Nature of Operations. The films business of Exxon Chemical Company ("Exxon Films"), a division of Exxon Corporation, manufactures plastic films primarily used in consumer disposables, paper products packaging and medical applications. The business has two plants located in Lake Zurich,
Illinois and Pottsville, Pennsylvania. Tredegar Corporation ("Tredegar") acquired the business on May 17, 1999 (see pages 12-25 for more information).

Basis of Presentation and Transactions with Exxon Corporation. The financial statements include the accounts and operations of Exxon Films. Intercompany accounts and transactions within Exxon Films have been eliminated.

         Exxon Films engaged in various transactions with Exxon Corporation and its affiliates that are characteristic of a group of companies under common control. Exxon Films has no separate capital structure of its own and utilized Exxon Corporation's centralized treasury system, pursuant to which substantially all disbursements, including capital expenditures, payroll and other expense items, were funded by Exxon Corporation. Transactions with Exxon Corporation and its affiliates were deemed settled immediately and there were no amounts due to or from Exxon Corporation and its affiliates at the end of any period. The financial statements include allocations of general corporate expenses incurred by Exxon Corporation on behalf of Exxon Films. However, these allocations do not necessarily represent the level of expenses Exxon Films would have incurred had it operated on a stand-alone basis.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. The results of operations for the three months ended March 31, 1999, are not necessarily indicative of the results to be expected for the full year (see Note
6).

         The Financial Accounting Standards Board has issued a new standard affecting the accounting for derivative instruments and hedging activities. This standard is not expected to significantly change operating results, financial condition or disclosures.
The new standard will be adopted in the first quarter of 2001.

Revenue Recognition. Revenue from the sale of products is recognized when title and risk of loss have transferred to the buyer, which is generally when product is shipped.

Inventories. Inventories are stated at the lower of cost or market, with cost determined on the last-in, first-out ("LIFO") basis for all inventories except stores and supplies. The cost of stores and supplies inventories is determined on the first-in, first-out ("FIFO") basis. Cost elements included in work-in-process and finished goods inventories are raw materials, direct labor and manufacturing overhead.

Property, Plant and Equipment. Accounts include costs of assets constructed or purchased, related delivery and installation costs and interest incurred on significant capital projects during their construction periods. Expenditures for renewals and betterments also are capitalized, but expenditures for repairs and maintenance are expensed as incurred.

         Depreciation is computed primarily by the straight-line method based on the estimated useful lives of the assets as follows:

--------------------------------------------------------------------------------
                                                 March 31,
                                                   1999     Depreciation Period
Property, plant and equipment, at cost:
     Land                                              $ 63
     Buildings and improvements                      12,456     30 years
     Machinery and equipment                         84,749     16 - 20 years
     Furniture and fixtures                             775     16 years
     Computers                                        1,791     5 - 7 years
     Vehicles                                           181     5 - 8 years
--------------------------------------------------------------------------------
     Total                                          100,015
Accumulated depreciation                             35,774
--------------------------------------------------------------------------------
Net property, plant and equipment                  $ 64,241
--------------------------------------------------------------------------------


Impairment of Long-Lived Assets. For assets to be held and used in operations, if events indicate that an asset may be impaired, management estimates the future unlevered cash flows expected to result from the use of the asset and its eventual disposition. Assets are grouped for this purpose at the lowest level for which there are identifiable and independent cash flows. If the sum of these undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of the impairment loss is based on the estimated fair value of the asset.

         Assets to be disposed of are reported at the lower of their carrying amount or estimated fair value less cost to sell, with an impairment loss recognized for any write-downs required.

Employee Benefit Plans. Eligible salaried employees of Exxon Films participated in the benefit plans of Exxon Corporation, including its health and dental assistance program, defined benefit pension plan, savings plan with company match, disability plan and life insurance plan. Eligible hourly employees participated in separate plans covering similar benefits. The estimated costs for these employee benefit programs have been allocated to Exxon Films and included in the statements of income.

Income Taxes. Exxon Films is included in Exxon Corporation's consolidated federal income tax return. Income tax expense for Exxon Films has been calculated and recognized on a separate return basis. Deferred income taxes arise from temporary differences between financial reporting and income tax reporting of various items, principally depreciation, inventories, accrued vacation and allowance for doubtful accounts.

Earnings Per Share. Earnings per share is not applicable to Exxon Films since it has no capital structure of its own.


2        MAJOR CUSTOMERS, CREDIT CONCENTRATION AND RECEIVABLES
--------------------------------------------------------------------------------

         A significant portion of Exxon Film's sales are concentrated with four customers ranked as follows:

-----------------------------------------------------------------------
                         1998                       1997
                 ------------------------   ------------------------
                                % of                       % of
                    Sales       Total          Sales       Total
-----------------------------------------------------------------------
Customer rank:
 1                  $ 15,719        14.4 %     $ 15,003        14.0 %
 2                    14,011        12.8         12,443        11.6
 3                    13,755        12.6          4,734         4.4
 4                    12,117        11.1         17,010        15.8
-----------------------------------------------------------------------
     Total          $ 55,602        50.9 %     $ 49,190        45.8 %
-----------------------------------------------------------------------


         Plastic film supplied to customers ranked 1 and 2 were converted into materials used in products manufactured by the third customer, The Procter & Gamble Company (P&G), Tredegar's largest customer. Management performs ongoing evaluations of customers and generally does not require collateral for trade receivables. Accounts and notes receivable include an allowance for doubtful accounts of $280 at March 31, 1999, $280 at December 31, 1998 and $180 at December 31, 1997.


3        INVENTORIES
--------------------------------------------------------------------------------

         Inventories consist of the following:

-------------------------------------------------------------------------------
                                           March 31,         December 31,
                                                       ------------------------
                                             1999        1998        1997
-------------------------------------------------------------------------------
Finished goods                                $ 2,312    $ 1,750        $ 876
Raw materials and work-in process               5,219      4,866        2,167
-------------------------------------------------------------------------------
Total finished goods, raw materials and
     work-in process inventories stated
     at LIFO value                              7,531      6,616        3,043
Stores and supplies stated at FIFO value        2,178      2,188        2,128
-------------------------------------------------------------------------------
     Total                                    $ 9,709    $ 8,804      $ 5,171
-------------------------------------------------------------------------------

         Inventories stated on a LIFO basis are below replacement costs by approximately $5,100 at March 31, 1999, $4,600 at December 31, 1998 and $4,900 at December 31, 1997.

4        INCOME TAXES
--------------------------------------------------------------------------------

         Income before income taxes and income taxes are as follows:

---------------------------------------------------------------------------------------------------------
                                         Three Months                                    Years Ended
                                        Ended March 31,             12 Mos.              December 31,
                                    -----------------------          Ended          ---------------------
                                      1999         1998             3/31/99          1998         1997
---------------------------------------------------------------------------------------------------------
Income before income taxes           $ 6,376     $ 3,448          $ 20,383         $ 17,455     $ 10,568
---------------------------------------------------------------------------------------------------------

Current income taxes:
     Federal                         $ 2,815     $ 1,268             6,121          $ 4,574      $ 3,860
     State                               220          99               479              358          303
---------------------------------------------------------------------------------------------------------
     Total                             3,035       1,367             6,600            4,932        4,163
---------------------------------------------------------------------------------------------------------
Deferred income taxes:
     Federal                            (603)        (72)              949            1,480         (195)
     State                               (47)         (5)               74              116          (16)
---------------------------------------------------------------------------------------------------------
     Total                              (650)        (77)            1,023            1,596         (211)
---------------------------------------------------------------------------------------------------------
     Total income taxes              $ 2,385     $ 1,290           $ 7,623          $ 6,528      $ 3,952
---------------------------------------------------------------------------------------------------------

         The effective income tax rate for each period of 37.4% is comprised principally of the federal income tax rate of 35% and a state income tax rate of 2.7% (net of federal benefit).

         Deferred  income  taxes  result  from  temporary   differences  between
financial and income tax reporting of various items. The source of these differences and the tax effects are as follows:

--------------------------------------------------------------------------------------------------------
                                           Three Months                                 Years Ended
                                          Ended March 31,        12 Mos                 December 31,
                                          ----------------        Ended         ------------------------
                                           1999     1998         3/31/99          1998            1997
--------------------------------------------------------------------------------------------------------
Depreciation                              $ (113)    $ 40           $ 531         $ 684        $ (1,215)
Inventories                                 (592)     (79)            408           921           1,039
Accrued vacation                              55        -              84            29             (35)
Allowance for doubtful accounts                -      (38)              -           (38)              -
--------------------------------------------------------------------------------------------------------
     Total                                $ (650)   $ (77)        $ 1,023       $ 1,596          $ (211)
--------------------------------------------------------------------------------------------------------

         Deferred tax assets and liabilities at March 31, 1999 and December 31, 1998 and 1997, are as follows:

5        LOSS ON PROPERTY DISPOSALS
--------------------------------------------------------------------------------

         Loss on property disposals in 1997 of $2,644 relates principally to the
sale  of  a  plastic  films  plant  in  Wentzville,   Missouri,   following  the
consolidation of a portion of its business into the Pottsville plant.


6        ANALYSIS OF RECENT OPERATING RESULTS (UNAUDITED)
--------------------------------------------------------------------------------

         Operating profit (income before income taxes) increased to $6,376, a record level, in the first quarter of 1999 from $3,448 in the first quarter of 1998, due primarily to higher volume of breathable diaper backsheet film and packaging film supplied to P&G, and lower costs.

         Operating profit increased to $17,455 in 1998 from $10,568 in 1997 due mainly to:

o    The loss on property disposals recognized in 1997 (see Note 5)
o Savings from the consolidation of business from the Wentzville plant into the Pottsville plant (see Note 5)
o The commercialization and ramp-up of breathable diaper backsheet film supplied to P&G

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
--------------------------------------------------------------------------------
Tredegar Corporation (In Thousands)

         Set forth below is certain pro forma consolidated financial information for Tredegar's acquisition of Exxon Films, and other selected pro forma financial information for acquisitions made by Tredegar from the beginning of 1998 through the acquisition of Exxon Films. Historical financial information on Tredegar was excerpted or derived from the audited financial statements contained in our 1998 Annual Report on Form 10-K and the unaudited financial statements contained in our Quarterly Report on Form 10-Q for the first quarter of 1999. The historical information below is qualified in its entirety by reference to such reports.

         On May 17, 1999, Tredegar acquired the assets of Exxon Films for cash consideration of $203,693 (including estimated transaction costs of $3,693) using borrowed funds. During the 12 months ended March 31, 1999, Exxon Films had pro forma revenues of $110,999 and generated pro forma EBITDA (earnings before interest, taxes, depreciation and amortization and excluding potential synergies) of $24,618. The asset-purchase structure, unlike a stock-purchase transaction, allows Tredegar to deduct over time the full value of depreciable fixed assets and intangibles (goodwill). We estimate the present value of these tax benefits to be worth $28,000 based on the following assumptions:

o A step-up in the basis of depreciable property, plant and equipment and intangibles of $119,132, which we estimate will be amortized for tax purposes over 15 years at $7,942 per year (estimated tax benefits of $2,994 per year assuming a combined federal and state income tax rate of 37.7%)
o A discount rate of 6.65%, our estimated current average cost of debt and the rate we believe reflects the low risk that future taxable income will not be sufficient for the ultimate realization of these benefits

         The pro forma consolidated statements of income on pages 14-17 (and related notes) assume that Tredegar acquired Exxon Films at the beginning of 1998. The pro forma consolidated balance sheet on page 18 (and related notes) assumes that Tredegar acquired Exxon Films on March 31, 1999. The pro forma information excludes cost reductions, efficiencies and technology enhancements expected from the integration of Exxon Films into existing operations. Tredegar expects that, by 2001, the annual ongoing benefits from these synergies will range from $7,000 - $9,000.

         Other selected pro forma financial information on pages 19-22 (and related notes) assumes that all of Tredegar's acquisitions from the beginning of 1998 through the acquisition of Exxon Films were made at the beginning of 1998. In addition to Exxon Films, Tredegar acquired:

o     The assets of Therics, Inc. ("Therics") on April 8, 1999
o     The stock of Canadian-based Exal Aluminum Inc. ("Exal") on June 11, 1998
o Two Canadian-based aluminum extrusion and fabrication plants from Reynolds Metals Company ("Reynolds") on February 6, 1998

         The assets of Therics were acquired for cash consideration of $13,600 (including transaction costs). Before the acquisition, Tredegar owned approximately 19 percent of Therics. Upon the final liquidation of the former Therics, Tredegar will have paid approximately $10,220 to effectively acquire the remaining 81% ownership interest. Therics is developing a new microfabrication technology that has potential applications in drug delivery and a variety of other medical markets. The company's primary focus is on commercializing its TheriForm(TM) technology, a novel process for manufacturing tablets, capsules and implantables with drug release profiles that are expected to provide therapeutic advantages over currently available products. Therics employs 43 people and is part of our Technology Group, which already includes Molecumetics, our drug discovery subsidiary, and Tredegar Investments, our venture capital subsidiary. We plan to recognize a nonrecurring charge of $3,458 in the second quarter of 1999 related to the write-off of in-process research and development acquired. The amount of the charge was determined through an independent, third-party analysis.

         Exal was acquired for $44,106 (including transaction costs), which was comprised of:

o        Cash consideration of $32,887 ($31,790 net of cash acquired)
o 380,172 shares of Class I non-voting preferred shares of Tredegar's Bon L Canada subsidiary (the "Class I Shares")

         The Class I Shares are exchangeable into shares of Tredegar common stock on a one-for-one basis. Each Class I Share is economically equivalent to one share of Tredegar common stock and accordingly accounted for in the same manner. Tredegar funded the cash portion of the purchase price with available cash on hand. Exal operates aluminum extrusion plants in Pickering, Ontario and Aurora, Ontario. Both facilities manufacture extrusions for distribution, transportation, electrical, machinery and equipment, and building and construction markets. The Pickering facility also produces aluminum logs and billet for internal use and for sale to customers.

         The former Reynolds plants in Canada were acquired for cash consideration of $29,093 (including transaction costs) using available cash on hand. The plants are located in Ste-Therese, Quebec, and Richmond Hill, Ontario. Both facilities manufacture extruded and fabricated aluminum products used primarily in building and construction, transportation, electrical, machinery and equipment, and consumer durables markets.

         Each acquisition was accounted for using the purchase method, and related operating results have been included in Tredegar's consolidated statements of income since the dates acquired. Excluded from the pro forma results are synergies expected from the integration of acquired and existing operations. Accordingly, the pro forma financial information does not purport to be indicative of the future results or the financial position of Tredegar or the net income and financial position that would actually have been attained had the pro forma transactions occurred on the dates or for the periods indicated. The pro forma financial information is unaudited.

                              Tredegar Corporation
 Pro Forma Statement of Income for the Three Months Ended March 31, 1999 (Unaudited)
                    (In Thousands, Except Per-Share Amounts)

                                                                            Exxon Films                       Tredegar
                                                           ---------------------------------------------
                                                                                Pro                          Pro Forma
                                                                               Forma                         for Exxon
                                              Tredegar                        Adjust-           Pro            Films
                                             Historical     Historical        ments            Forma          Acquis.
Revenues:
     Net sales                                $ 179,541       $ 30,345           $ (814)(1)    $ 29,531       $ 209,072
     Other income (expense), net                    259              -                -               -             259
                                            ------------   ------------    -------------    ------------    ------------
        Total                                   179,800         30,345             (814)         29,531         209,331
                                            ------------   ------------    -------------    ------------    ------------
Costs and expenses:
     Cost of goods sold                         140,239         21,700               26 (2)      21,726         161,965
     Selling, general and administrative         11,373          1,702              (85)(3)       1,617          12,990
     Research and development                     4,097            567                -             567           4,664
     Amortization of intangibles                     87              -              949 (2)         949           1,036
     Interest                                       289              -            3,341 (4)       3,341           3,630
     Unusual items                                    -              -                -               -               -
                                            ------------   ------------    -------------    ------------    ------------
        Total                                   156,085         23,969            4,231          28,200         184,285
                                            ------------   ------------    -------------    ------------    ------------
Income (loss) before income taxes                23,715          6,376           (5,045)          1,331          25,046
Income taxes                                      8,417          2,385           (1,902)(5)         483           8,900
                                            ------------   ------------    -------------    ------------    ------------
Net income (loss)                              $ 15,298        $ 3,991         $ (3,143)          $ 848        $ 16,146
                                            ============   ============    =============    ============    ============

Earnings per share:
     Basic                                        $ .42                                                           $ .44
     Diluted                                        .39                                                             .42
Shares used to compute earnings
     per share:
     Basic                                       36,724                                                          36,724
     Diluted                                     38,800                                                          38,800

           See accompanying notes to pro forma financial information.

                              Tredegar Corporation
 Pro Forma Statement of Income for the Three Months Ended March 31, 1998 (Unaudited)
                    (In Thousands, Except Per-Share Amounts)

                                                                                     Exxon Films                        Tredegar
                                                                     ---------------------------------------------
                                                                                          Pro                          Pro Forma
                                                                                         Forma                         for Exxon
                                                        Tredegar                        Adjust-           Pro            Films
                                                       Historical     Historical        ments            Forma          Acquis.
Revenues:
     Net sales                                          $ 156,660       $ 25,156           $ (653)(1)    $ 24,503       $ 181,163
     Other income (expense), net                            1,390              -                -               -           1,390
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                             158,050         25,156             (653)         24,503         182,553
                                                      ------------   ------------    -------------    ------------    ------------
Costs and expenses:
     Cost of goods sold                                   123,088         19,550              187 (2)      19,737         142,825
     Selling, general and administrative                    8,840          1,674              (85)(3)       1,589          10,429
     Research and development                               3,347            484                -             484           3,831
     Amortization of intangibles                                8              -              949 (2)         949             957
     Interest                                                 394              -            3,341 (4)       3,341           3,735
     Unusual items                                           (765)             -                -               -            (765)
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                             134,912         21,708            4,392          26,100         161,012
                                                      ------------   ------------    -------------    ------------    ------------
Income (loss) before income taxes                          23,138          3,448           (5,045)         (1,597)         21,541
Income taxes                                                5,842          1,290           (1,902)(5)        (612)          5,230
                                                      ------------   ------------    -------------    ------------    ------------
Net income (loss)                                        $ 17,296        $ 2,158         $ (3,143)         $ (985)       $ 16,311
                                                      ============   ============    =============    ============    ============

Earnings per share:
     Basic                                                  $ .48                                                           $ .45
     Diluted                                                  .44                                                             .42
Shares used to compute earnings
     per share:
     Basic                                                 36,396                                                          36,396
     Diluted                                               39,000                                                          39,000

           See accompanying notes to pro forma financial information.

                              Tredegar Corporation
 Pro Forma Statement of Income for the 12 Months Ended March 31, 1999 (Unaudited)
                    (In Thousands, Except Per-Share Amounts)

                                                                                     Exxon Films                        Tredegar
                                                                     ---------------------------------------------
                                                                                          Pro                          Pro Forma
                                                                                         Forma                         for Exxon
                                                        Tredegar                        Adjust-           Pro            Films
                                                       Historical     Historical        ments            Forma          Acquis.
Revenues:
     Net sales                                          $ 722,677      $ 114,327         $ (3,328)(1)   $ 110,999       $ 833,676
     Other income (expense), net                            2,884              -                -               -           2,884
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                             725,561        114,327           (3,328)        110,999         836,560
                                                      ------------   ------------    -------------    ------------    ------------
Costs and expenses:
     Cost of goods sold                                   570,335         84,842              439 (2)      85,281         655,616
     Selling, general and administrative                   42,026          7,092             (340)(3)       6,752          48,778
     Research and development                              15,252          2,010                -           2,010          17,262
     Amortization of intangibles                              284              -            3,797 (2)       3,797           4,081
     Interest                                               1,213              -           13,548 (4)      13,548          14,761
     Unusual items                                            664              -                -               -             664
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                             629,774         93,944           17,444         111,388         741,162
                                                      ------------   ------------    -------------    ------------    ------------
Income from continuing operations
     before income taxes                                   95,787         20,383          (20,772)           (389)         95,398
Income taxes                                               33,629          7,623           (7,831)(5)        (208)         33,421
                                                      ------------   ------------    -------------    ------------    ------------
Income from continuing operations                        $ 62,158       $ 12,760        $ (12,941)         $ (181)       $ 61,977
                                                      ============   ============    =============    ============    ===========-

Earnings per share from continuing
     operations:
     Basic                                                 $ 1.71                                                          $ 1.70
     Diluted                                                 1.61                                                            1.60
Shares used to compute earnings
     per share:
     Basic                                                 36,377                                                          36,377
     Diluted                                               38,629                                                          38,629


           See accompanying notes to pro forma financial information.

                              Tredegar Corporation
 Pro Forma Statement of Income for the Year Ended December 31, 1998 (Unaudited)
                    (In Thousands, Except Per-Share Amounts)

                                                                                     Exxon Films                        Tredegar
                                                                     ---------------------------------------------
                                                                                          Pro                          Pro Forma
                                                                                         Forma                         for Exxon
                                                        Tredegar                        Adjust-           Pro            Films
                                                       Historical     Historical        ments            Forma          Acquis.
Revenues:
     Net sales                                          $ 699,796      $ 109,138         $ (3,167)(1)   $ 105,971       $ 805,767
     Other income (expense), net                            4,015              -                -               -           4,015
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                             703,811        109,138           (3,167)        105,971         809,782
                                                      ------------   ------------    -------------    ------------    ------------
Costs and expenses:
     Cost of goods sold                                   553,184         82,692              600 (2)      83,292         636,476
     Selling, general and administrative                   39,493          7,064             (340)(3)       6,724          46,217
     Research and development                              14,502          1,927                -           1,927          16,429
     Amortization of intangibles                              205              -            3,797 (2)       3,797           4,002
     Interest                                               1,318              -           13,548 (4)      13,548          14,866
     Unusual items                                           (101)             -                -               -            (101)
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                             608,601         91,683           17,605         109,288         717,889
                                                      ------------   ------------    -------------    ------------    ------------
Income from continuing operations
     before income taxes                                   95,210         17,455          (20,772)         (3,317)         91,893
Income taxes                                               31,054          6,528           (7,831)(5)      (1,303)         29,751
                                                      ------------   ------------    -------------    ------------    ------------
Income from continuing operations                        $ 64,156       $ 10,927        $ (12,941)       $ (2,014)       $ 62,142
                                                      ============   ============    =============    ============    ============

Earnings per share from continuing
     operations:
     Basic                                                 $ 1.77                                                          $ 1.71
     Diluted                                                 1.66                                                            1.61
Shares used to compute earnings
     per share:
     Basic                                                 36,286                                                          36,286
     Diluted                                               38,670                                                          38,670

           See accompanying notes to pro forma financial information.

                              Tredegar Corporation
                Pro Forma Consolidated Balance Sheet (Unaudited)
                                 March 31, 1999
                                 (In Thousands)

                                                                                     Exxon Films                        Tredegar
                                                                     ---------------------------------------------
                                                                                          Pro                          Pro Forma
                                                                                         Forma                         for Exxon
                                                        Tredegar                        Adjust-           Pro            Films
                                                       Historical     Historical        ments            Forma          Acquis.
Assets
Current assets:
     Cash and cash equivalents                          $  27,991     $        -      $         -      $        -      $   27,991
     Accounts and notes receivable                         95,509         12,620                -          12,620         108,129
     Inventories                                           33,670          9,709            5,574 (2)      15,283          48,953
     Deferred income taxes                                  8,800              -                -               -           8,800
     Prepaid expenses and other                             2,914            230                -             230           3,144
                                                      ------------   ------------    -------------    ------------    ------------
        Total current assets                              168,884         22,559            5,574          28,133         197,017
                                                      ------------   ------------    -------------    ------------    ------------
Property, plant & equipment, at cost                      366,655        100,015          (28,441)(2)      71,574         438,229
Less accumulated depreciation and
     amortization                                         205,633         35,774          (35,774)(2)           -         205,633
                                                      ------------   ------------    -------------    ------------    ------------
        Net property, plant & equipment                   161,022         64,241            7,333 (2)      71,574         232,596
                                                      ------------   ------------    -------------    ------------    ------------
Venture capital investments                                73,311              -                -               -          73,311
Other assets and deferred charges                          43,689              -           (6,275)(2)      (6,275)         37,414
Goodwill and other intangibles                             32,828              -          113,915 (2)     113,915         146,743
                                                      ------------   ------------    -------------    ------------    ------------
        Total assets                                    $ 479,734       $ 86,800        $ 120,547       $ 207,347       $ 687,081
                                                      ============   ============    =============    ============    ============

Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable                                    $ 48,673        $ 2,370        $       -       $   2,370        $ 51,043
     Accrued expenses                                      39,786          1,196               88 (2)       1,284          41,070
     Income taxes payable                                   7,100              -                -               -           7,100
                                                      ------------   ------------    -------------    ------------    ------------
        Total current liabilities                          95,559          3,566               88           3,654          99,213
Long-term debt                                             25,000              -          203,693 (4)     203,693         228,693
Deferred income taxes                                      26,016         18,489          (18,489)(2)           -          26,016
Other noncurrent liabilities                                8,121              -                -               -           8,121
                                                      ------------   ------------    -------------    ------------    ------------
        Total liabilities                                 154,696         22,055          185,292         207,347         362,043
                                                      ------------   ------------    -------------    ------------    ------------
Parent company's net investment                                 -         64,745          (64,745)(2)           -               -
Shareholders' equity:
     Common stock, no par value                            96,763              -                -               -          96,763
     Common stock held in trust for
        savings restoration plan                           (1,212)             -                -               -          (1,212)
     Unrealized gain on available-for-
        sale securities                                     1,311              -                -               -           1,311
     Foreign currency translation                          (2,423)             -                -               -          (2,423)
     Retained earnings                                    230,599              -                -               -         230,599
                                                      ------------   ------------    -------------    ------------    ------------
        Total shareholders' equity                        325,038              -                -               -         325,038
                                                      ------------   ------------    -------------    ------------    ------------
        Total liabilities and
            shareholders' equity                        $ 479,734       $ 86,800        $ 120,547       $ 207,347       $ 687,081
                                                      ============   ============    =============    ============    ============

           See accompanying notes to pro forma financial information.

                              Tredegar Corporation
 Other Selected Pro Forma Financial Information for the Three Months Ended March 31, 1999
                                   (Unaudited)
                    (In Thousands, Except Per-Share Amounts)

                                                                                  Pro Forma Adjustments
                                                                     -------------------------------------------------
                                                                         Pro                              Pro
                                                                        Forma             Pro            Forma
                                                                        Exxon            Forma            Aluminum
                                                                        Films           Therics        Extrusion        Tredegar
                                                        Tredegar       Acquisi-        Acquisi-         Acquisi-          Pro
                                                       Historical     tion (6)         tion (7)        tions (8)         Forma
                                                      ------------   ----------      - ---------      -----------     -  -----
Other financial information
excluding venture capital activities
and unusual items:
     Net sales                                          $ 179,541       $ 29,531         $     24         $     -       $ 209,096
     Earnings before interest and taxes
        (EBIT)                                             24,070          4,672           (2,046)              -          26,696
     Earnings before interest, taxes,
        depreciation and amortization
        (EBITDA)                                           29,905          7,544           (1,649)              -          35,800
     Depreciation                                           5,748          1,923              174               -           7,845
     Amortization of intangibles                               87            949              223               -           1,259
     Capital expenditures                                  10,075            760              217               -          11,052
Net income:
     Manufacturing operations                            $ 16,095          $ 848              $ -             $ -        $ 16,943
     Technology:
        Operating companies                                  (547)             -           (1,388)              -          (1,935)
        Venture capital investments                          (250)             -                -               -            (250)
     Unusual items                                              -              -                -               -               -
     Discontinued operations                                    -              -                -               -               -
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                            $ 15,298          $ 848         $ (1,388)            $ -        $ 14,758
                                                      ============   ============    =============    ============    ============
Diluted earnings per share:
     Manufacturing operations                               $ .41                                                           $ .44
     Technology:
        Operating companies                                  (.01)                                                           (.05)
        Venture capital investments                          (.01)                                                           (.01)
     Unusual items                                              -                                                               -
     Discontinued operations                                    -                                                               -
                                                      ------------                                                    ------------
        Total                                               $ .39                                                           $ .38
                                                      ============                                                    ============
Shares used to compute diluted
     earnings per share                                    38,800                                                          38,800

           See accompanying notes to pro forma financial information.

                              Tredegar Corporation
 Other Selected Pro Forma Financial Information for the Three Months Ended March 31, 1998
                                   (Unaudited)
                    (In Thousands, Except Per-Share Amounts)


                                                                                  Pro Forma Adjustments
                                                                     -------------------------------------------------
                                                                         Pro                              Pro
                                                                        Forma             Pro            Forma
                                                                        Exxon            Forma          Aluminum
                                                                        Films           Therics        Extrusion        Tredegar
                                                        Tredegar       Acquisi-        Acquisi-         Acquisi-          Pro
                                                       Historical     tion (6)         tion (7)        tions (8)         Forma
                                                      ------------   ----------      -----------      -----------     -  -----
Other financial information
excluding venture capital activities
and unusual items:
     Net sales                                          $ 156,660       $ 24,503         $     23        $ 28,673       $ 209,859
     Earnings before interest and taxes
        (EBIT)                                             20,976          1,744           (2,031)            434          21,123
     Earnings before interest, taxes,
        depreciation and amortization
        (EBITDA)                                           25,840          4,600           (1,701)          1,193          29,932
     Depreciation                                           4,856          1,907              107             679           7,549
     Amortization of intangibles                                8            949              223              80           1,260
     Capital expenditures                                   5,704          1,289              316              98           7,407
Net income:
     Manufacturing operations                            $ 14,688         $ (985)             $ -          $ (149)       $ 13,554
     Technology:
        Operating companies                                  (590)             -           (1,390)              -          (1,980)
        Venture capital investments                           432              -                -               -             432
     Unusual items                                          2,766              -           (2,213)              -             553
     Discontinued operations                                    -              -                -               -               -
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                            $ 17,296         $ (985)        $ (3,603)         $ (149)       $ 12,559
                                                      ============   ============    =============    ============    ============
Diluted earnings per share:
     Manufacturing operations                               $ .38                                                           $ .34
     Technology:
        Operating companies                                  (.02)                                                           (.05)
        Venture capital investments                           .01                                                             .01
     Unusual items                                            .07                                                             .02
     Discontinued operations                                    -                                                               -
                                                      ------------                                                    ------------
        Total                                               $ .44                                                           $ .32
                                                      ============                                                    ============
Shares used to compute diluted
     earnings per share                                    39,000                                                          39,380


           See accompanying notes to pro forma financial information.

                              Tredegar Corporation
 Other Selected Pro Forma Financial Information for the 12 Months Ended March 31, 1999 (Unaudited)
                    (In Thousands, Except Per-Share Amounts)

                                                                                  Pro Forma Adjustments
                                                                     -------------------------------------------------
                                                                         Pro                              Pro
                                                                        Forma             Pro            Forma
                                                                        Exxon            Forma         Aluminum
                                                                        Films           Therics        Extrusion        Tredegar
                                                        Tredegar       Acquisi-        Acquisi-         Acquisi-          Pro
                                                       Historical     tion (6)         tion (7)        tions (8)         Forma
                                                      ------------   ----------      - ---------      -----------     ----------
Other financial information
excluding venture capital activities
and unusual items:
     Net sales                                          $ 722,677      $ 110,999         $     66        $ 17,126       $ 850,868
     Earnings before interest and taxes
        (EBIT)                                             96,627         13,159           (8,975)          1,096         101,907
     Earnings before interest, taxes,
        depreciation and amortization
        (EBITDA)                                          120,042         24,618           (7,442)          1,568         138,786
     Depreciation                                          23,131          7,662              642             408          31,843
     Amortization of intangibles                              284          3,797              891              64           5,036
     Capital expenditures                                  38,387          2,774            1,101             255          42,517
Net income:
     Manufacturing operations                            $ 65,344         $ (181)             $ -           $ 439        $ 65,602
     Technology:
        Operating companies                                (2,473)             -           (6,098)              -          (8,571)
        Venture capital investments                          (288)             -                -               -            (288)
     Unusual items                                           (425)             -                -               -            (425)
     Discontinued operations                                4,713              -                -               -           4,713
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                            $ 66,871         $ (181)        $ (6,098)          $ 439        $ 61,031
                                                      ============   ============    =============    ============    ============
Diluted earnings per share:
     Manufacturing operations                              $ 1.69                                                          $ 1.70
     Technology:
        Operating companies                                  (.06)                                                           (.22)
        Venture capital investments                          (.01)                                                           (.01)
     Unusual items                                           (.01)                                                           (.01)
     Discontinued operations                                  .12                                                             .12
                                                      ------------                                                    ------------
        Total                                              $ 1.73                                                          $ 1.58
                                                      ============                                                    ============
Shares used to compute diluted
     earnings per share                                    38,629                                                          38,704

           See accompanying notes to pro forma financial information.


                              Tredegar Corporation
 Other Selected Pro Forma Financial Information for the Year Ended December 31, 1998 (Unaudited)
                    (In Thousands, Except Per-Share Amounts)

                                                                                  Pro Forma Adjustments
                                                                     -------------------------------------------------
                                                                         Pro                              Pro
                                                                        Forma             Pro            Forma
                                                                        Exxon            Forma         Aluminum
                                                                        Films           Therics        Extrusion        Tredegar
                                                        Tredegar       Acquisi-        Acquisi-         Acquisi-          Pro
                                                       Historical     tion (6)         tion (7)        tions (8)         Forma
                                                      ------------   ----------      -----------      -----------     -----------
Other financial information
excluding venture capital activities
and unusual items:
     Net sales                                          $ 699,796      $ 105,971        $      65        $ 45,799       $ 851,631
     Earnings before interest and taxes
        (EBIT)                                             93,533         10,231           (8,960)          1,530          96,334
     Earnings before interest, taxes,
        depreciation and amortization
        (EBITDA)                                          115,977         21,674           (7,494)          2,761         132,918
     Depreciation                                          22,239          7,646              575           1,087          31,547
     Amortization of intangibles                              205          3,797              891             144           5,037
     Capital expenditures                                  34,016          3,303            1,200             353          38,872
Net income:
     Manufacturing operations                            $ 63,937       $ (2,014)             $ -           $ 290        $ 62,213
     Technology:
        Operating companies                                (2,516)             -           (6,100)              -          (8,616)
        Venture capital investments                           394              -                -               -             394
     Unusual items                                          2,341              -           (2,213)              -             128
     Discontinued operations                                4,713              -                -               -           4,713
                                                      ------------   ------------    -------------    ------------    ------------
        Total                                            $ 68,869       $ (2,014)        $ (8,313)          $ 290        $ 58,832
                                                      ============   ============    =============    ============    ============
Diluted earnings per share:
     Manufacturing operations                              $ 1.66                                                          $ 1.60
     Technology:
        Operating companies                                  (.07)                                                           (.22)
        Venture capital investments                           .01                                                             .01
     Unusual items                                            .06                                                               -
     Discontinued operations                                  .12                                                             .12
                                                      ------------                                                    ------------
        Total                                              $ 1.78                                                          $ 1.51
                                                      ============                                                    ============
Shares used to compute diluted
     earnings per share                                    38,670                                                          38,839


           See accompanying notes to pro forma financial information.

--------------------------------------------------------------------------------
NOTES TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
Tredegar Corporation (In Thousands)

(1) Represents adjustment to reclassify freight costs of Exxon Films from cost of goods sold to net sales consistent with Tredegar's classification system

(2) The pro forma adjustments to cost of goods sold for the acquisition of Exxon Films are as follows:

--------------------------------------------------------------------------------------------------------------
                                                      Three Months                 12 Mos.          Yr. Ended
                                                     Ended March 31,                Ended            Dec. 31,
                                               ------------------------------
                                                  1999            1998             3/31/99             1998
-------------------------------------------------------------------------------------------------------------
Higher depreciation expense due to the:
     Net write-up of property, plant and
        equipment to estimated fair value
        and the effect of changes to
        remaining depreciation lives             $ 670           $ 670             $ 2,679          $ 2,679
     Estimated depreciation on replacement
        computers to resolve Year 2000
        information technology issues
        (see further discussion below)              95              95                 380              380
Expected higher employee benefit
     expenses under Tredegar employee
     benefit programs                               75              75                 708              708
Reclass of freight costs to net sales             (814)           (653)             (3,328)          (3,167)
------------------------------------------------------------------------------------------------------------
Total pro forma adjustment to cost of
      goods sold                                  $ 26           $ 187               $ 439            $ 600
------------------------------------------------------------------------------------------------------------

         For purposes of allocating the purchase price for Exxon Films among various assets acquired and liabilities assumed, we have estimated the respective asset and liability fair values pending completion of final valuation. As a result of a preliminary valuation, the allocation of the purchase price to the net assets acquired and goodwill are as follows:

-------------------------------------------------------------------------------
Estimated net assets of Exxon Films on acquisition date
     (balance at March 31, 1999)                                       $ 64,745
Adjustments to reflect net assets at estimated fair value:
     Write-up of inventory from LIFO value to estimated
        replacement cost                                                  5,574
     Write-up of property, plant and equipment to estimated
        fair value                                                        7,333
     Pension obligation assumed for certain benefit credits granted to former employees of Exxon Films upon their hiring and
        immediate participation in Tredegar's pension plans              (6,275)
     Other adjustment to accrued liabilities                                (88)
     Elimination of deferred income taxes due to step-up in
        tax basis of net assets to estimated fair value                  18,489
     Goodwill (to be amortized on a straight-line basis over 30 years
        at $3,797 per year)                                             113,915
-------------------------------------------------------------------------------
Total purchase price and value of net assets acquired                  $203,693
-------------------------------------------------------------------------------

         The estimated fair value and weighted average remaining useful lives of property, plant and equipment for Exxon Films are as follows:

-----------------------------------------------------------------------------------------------------------
                                                                                       Estimated Weighted
                                                                                        Average Remaining
Exxon Films Property, Plant and Equipment                            Amount                Useful Life
Estimated fair value on acquisition date:
     Land                                                            $ 2,179
     Land improvements                                                   413              10.4 years
     Buildings                                                         9,300                20 years
     Machinery and equipment                                          58,877                 9 years
     Furniture and fixtures                                              339               4.1 years
     Computers                                                           371               3.2 years
     Vehicles                                                             95               3.7 years
-----------------------------------------------------------------------------------------------------------
     Total                                                            71,574
Estimated net book value of property, plant and equipment for
     Exxon Films on acquisition date (balance at March 31, 1999)      64,241
-----------------------------------------------------------------------------------------------------------
Estimated write-up of property, plant and equipment to
     estimated fair value                                            $ 7,333
-----------------------------------------------------------------------------------------------------------


         The computer systems for Exxon Films are not Year 2000 compliant. Tredegar plans to replace non-compliant systems (including internal computer-based information systems, communications equipment and shop floor machines) and integrate the business into the enterprise-wide systems infrastructure of Tredegar Film Products. Tredegar expects to complete all remediation efforts by the end of 1999 at a cost of approximately $1,900, most of which will be capitalized and amortized over the estimated useful life of related assets.

(3) The pro forma adjustment to selling, general and administrative expenses relates to the elimination of salaries and benefits associated with employees of Exxon Films that were not hired and will not be replaced by Tredegar.

(4) Tredegar borrowed money under its $275,000 revolving credit facility to fund its acquisition of Exxon Films. The borrowings are currently being rolled over each month at relatively low floating rates while we review long-term financing options to maintain our available credit at about $275,000. We are considering using interest-rate swaps or other derivative instruments to fix the interest rate for several years on a portion of our acquisition financing.

         The pro forma adjustment to interest expense assumes an annual weighted average interest rate of 6.65% on the total acquisition cost of $203,693. This rate was determined using market rates as of June 22, 1999, assuming a 50/50 split of floatingand fixed- rate debt with the floating portion priced at 6.02% and the fixed portion (assumed fixed for 5 years with an interest rate swap) priced at 7.28%.

(5) The pro forma adjustment to income taxes for the acquisition of Exxon Films was made at an estimated combined federal and state income tax rate of 37.7%. Since the acquisition was structured as an asset purchase, goodwill is deductible for tax purposes on a straight-line basis over 15 years.

(6) The pro forma adjustments for Exxon Films included in the other selected pro forma financial information presented on pages 19-22 were derived from the historical and pro forma financial information presented on pages 4-18.

(7) The pro forma adjustments for the purchase of the assets of Therics included in the other selected pro forma financial information on pages 19-22 were based on the following:

o        Historical operating results of Therics for the periods presented
o        An  allocation  of  the  purchase   price  to  the assets  acquired and
         depreciation and amortization rates as follows:

o Assumed interest income foregone by Tredegar on the cash used to fund the acquisition of 4.9% for the first quarter of 1999, 5.6% for the first quarter of 1998, 5.43% for the 12 months ended March 31, 1999, and 5.6% for all of 1998
o An estimated combined federal and state income tax rate of 36% and the deductibility of intangibles for tax purposes on a straight-line basis over 15 years

(8) The pro forma adjustments for the aluminum extrusion acquisitions included in the other selected pro forma financial information on pages 19-22 were derived from:

o The information contained in our Quarterly Report on Form 10-Q for the first quarter of 1999
o       The information contained in our 1998 Annual Report on Form 10-K
o The related pro forma information contained in our Form 8-K/A filed on August 19, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TREDEGAR CORPORATION



Date:         June 24, 1999        By:  /s/ N. A. Scher
              ----------------          -----------------------------------
                                         Norman A. Scher
                                         Executive Vice President